EXHIBIT 4.2
EXECUTION VERSION

BROOKDALE SENIOR LIVING INC.
as Issuer
AND
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as Trustee
SUPPLEMENTAL INDENTURE
Dated as of June 14, 2011
$275,000,000
2.75% Convertible Senior Notes due 2018

i

ii

     SUPPLEMENTAL INDENTURE, dated as of June 14, 2011, between Brookdale Senior Living Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”) under the Indenture dated as of June 14, 2011, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Original Indenture”).
RECITALS OF THE COMPANY
     WHEREAS, the Original Indenture provides, among other things, for the issuance, from time to time, of the Company’s Senior Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;
     WHEREAS, Section 9.1 of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Original Indenture to establish the form and terms of Securities of any series as contemplated by Section 2.2 of the Original Indenture;
     WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;
     WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to establish a new series of its Securities to be known as its “2.75% Convertible Senior Notes due 2018” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;
     WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note and the Form of Notice of Conversion, Form of Fundamental Change Purchase Notice and Form of Assignment and Transfer contemplated under the terms of the Notes are to be substantially in the forms hereinafter provided; and
     WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.
     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
          Section 1.01. Scope of Supplemental Indenture.
     The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding provisions in the Original Indenture.
          Section 1.02. Definitions.
     Except as otherwise provided in this Supplemental Indenture, all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Original Indenture. To the extent terms defined herein differ from terms defined in the Original Indenture the terms defined herein will govern for purposes of this Supplemental Indenture and the Notes. For all purposes of this Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the context otherwise requires:
     “Additional Interest” has the meaning specified in Section 5.02.
     “Additional Notes” has the meaning specified in Section 2.01.
     “Additional Shares” has the meaning specified in Section 4.06(a).
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in New York City are authorized or obligated by law or executive order to close or be closed.
     “Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distribution of the assets of, the issuing person.
     “Cash Settlement Averaging Period” with respect to any Note means (i) if the relevant Conversion Date occurs prior to March 15, 2018, the 30 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following the related Conversion Date, and (ii) if the relevant Conversion Date occurs during the period beginning on, and including, March 15, 2018 and ending at close of business, on the second Trading Day immediately prior to the Stated Maturity, the 30 consecutive trading day period beginning on, and including, the 32nd Scheduled Trading Day prior to the Stated Maturity.

     “close of business” means 5:00 p.m. (New York City time).
     “Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as such shares of common stock exist on the date of this Supplemental Indenture, subject to Section 4.07, or such other Capital Stock into which the Company’s common stock may be reclassified, converted or otherwise changed pursuant to Section 4.07.
     “Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion. The Conversion Agent shall initially be the Trustee.
     “Conversion Date” has the meaning specified in Section 4.02(b).
     “Conversion Notice” has the meaning specified in Section 4.02(b)(i).
     “Conversion Price” means, in respect of each Note, as of any date, $1,000, divided by the Conversion Rate as of such date.
     “Conversion Rate” means, initially, 34.1006 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.
     “Conversion Trigger Price” has the meaning specified in Section 4.01(a)(i).
     “Custodian” has the meaning specified in Section 5.01.
     “Daily Conversion Value” means, for each of the 30 consecutive Trading Days during the Cash Settlement Averaging Period, one thirtieth (1/30th) of the product of (i) the applicable Conversion Rate on such Trading Day multiplied by (ii) the Daily VWAP of the Common Stock on such Trading Day.
     “Daily Measurement Value” means, the quotient of the Specified Dollar Amount, if any, divided by 30.
     “Daily Settlement Amount” has the meaning specified in Section 4.03(b).
     “Daily VWAP” means, in respect of the Common Stock on any Trading Day, the per share volume-weighted average price on the New York Stock Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page <BKD.N Equity AQR> (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as determined by the Board of Directors in a commercially reasonable manner, using a volume-weighted average price method). The Daily VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session.
     “Definitive Notes” means certificated Notes registered in the name of the Holder thereof.

     “Depositary” or “Depository” has the meaning set forth in the Original Indenture, which shall initially be DTC until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.
     “Designated Institution” has the meaning specified in Section 4.05.
     “effective date” has the meaning specified in Section 4.06(b).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Ex-Dividend Date” means, in respect of any issuance, dividend or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Company, whether directly or indirectly by due bills or otherwise.
     “Event of Default” has the meaning specified in Section 5.01.
     “Expiration Date” has the meaning specified in Section 4.04(e).
     “Expiration Time” has the meaning specified in Section 4.04(e).
     “Fundamental Change” means the occurrence of any of the following at any time after the Notes are originally issued:
     (1) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) other than the Company or its Subsidiaries files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;
     (2) consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of the Company pursuant to which all or substantially all of the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries; (any such exchange, offer, consolidation, merger, transaction or series of transactions being referred to in this definition as an “event”); provided, however, that any such event where the holders of more than 50% of the outstanding shares of Common Stock immediately prior to such event, own, directly or indirectly, more than 50% of all classes of the common equity of the continuing or surviving person or transferee or the parent thereof immediately after such event, with such holders’ proportional voting power immediately after such event being in substantially the same proportions as their respective voting power before such event, shall not be a Fundamental Change;

     (3) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
     (4) the Common Stock (or other common stock into which the Notes are then convertible) ceases to be listed on at least one U. S. national securities exchange, provided, however, in the case of an event described in clause (2) above, if (a) at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or event that would otherwise have constituted a Fundamental Change consists of shares of Publicly Traded Securities, and (b) as a result of the event, the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares (subject to the provisions of Section 4.03), such event shall not be a Fundamental Change; provided, further, if any transaction in which the Common Stock is replaced by the securities of another entity shall occur, following completion of any related Make-Whole Fundamental Change period and any related Fundamental Change Purchase Date, references to the Company in this definition shall instead apply to such other entity; and provided, further, that any filing that would otherwise constitute a Fundamental Change under clause (1) above shall not constitute a Fundamental Change if (x) the filing occurs in connection with a transaction in which the Common Stock is replaced by the securities of another entity (including a parent entity) and (y) no filing of Schedule TO (or any schedule, form or report) is made or is in effect with respect to common equity representing more than 50% of the voting power of such other entity.
     “Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).
     “Fundamental Change Purchase Date” has the meaning specified in Section 3.01(a).
     “Fundamental Change Purchase Notice” has the meaning specified in Section 3.01(a)(i).
     “Fundamental Change Purchase Price” has the meaning specified in Section 3.01(a).
     “Global Note” means any Note that is a Registered Global Security.
     “Indenture” means the Original Indenture, as originally executed and as amended or supplemented from time to time by one or more indentures supplemental thereto applicable to the Notes, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Original Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.
     “Initial Notes” has the meaning specified in Section 2.01.
     “Interest Payment Date” means, with respect to the payment of interest on the Notes, each June 15 and December 15 of each year.
     “Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed for trading. The Last Reported Sale Price shall be determined without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on a U.S. securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group, Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be determined by a U.S. nationally recognized independent investment banking firms selected by the Company for this purpose.
     “Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change under clause (1) or (2) of the definition of Fundamental Change thereof (in the case of any Fundamental Change described in clause (2) of the definition thereof, determined without regard to the proviso in such definition, but subject to the clauses (a) and (b) immediately following clause (4) of the definition thereof).
     “Market Disruption Event” means (i) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session on any Trading Day or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock, for more than a one half-hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
     “measurement period” has the meaning specified in Section 4.01(a)(ii).
     “Merger Event” has the meaning specified in Section 4.07(a).
     “Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01 hereof.
     “open of business” means 9:00 a.m. (New York City time).
     “Original Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.
     “Paying Agent” has the meaning set forth in the Original Indenture, which shall initially be the Trustee, and shall be the Person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Purchase Price of, any Notes on behalf of the Company.
     “Prospectus” means the prospectus dated June 7, 2011 as supplemented by the final prospectus supplement dated June 8, 2011 relating to the offering and sale of the Notes.
     “Publicly Traded Securities” means, in respect of a transaction described in clause (3) of the definition of Fundamental Change, shares of common stock traded on a U.S. national securities exchange, or which shall be so traded immediately following the transaction or transactions in connection with which this definition is applied.

     “Regular Record Date” means, with respect to the payment of interest on the Notes, the June 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on June 15 and the December 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on December 15.
     “Reference Property” has the meaning specified in Section 4.07(a).
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day. If the Common Stock is not listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
     “Settlement Amount” has the meaning specified in Section 4.03(a).
     “Settlement Notice” has the meaning specified in Section 4.03(a)(iii).
     “Significant Subsidiary” means, at any date of determination, any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X promulgated under the Securities Act as in effect on the date of this Supplemental Indenture.
     “Specified Dollar Amount” means an amount of cash per $1,000 principal amount of a converted Note to be received upon conversion as specified by the Company in the notice related to such converted Note.
     “Spin-Off” has the meaning specified in Section 4.04(c).
     “Stated Maturity” means, with respect to any Note and the payment of the principal amount thereof, June 15, 2018.
     “Stock Price” has the meaning specified in Section 4.06(b).
     “Trading Day” means a day on which (i) trading in the Common Stock generally occurs on the primary exchange or quotation system on which the Common Stock then trades or is quoted, and (ii) there is no Market Disruption Event. If the Common Stock (or other security for which a Last Reported Sale Price must be determined) is not listed or traded, “Trading Day” means a Business Day.
     “Trading Price” per $1,000 principal amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Company for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent U.S. nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Company but only two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company, that one bid shall be used. If the Company cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a U.S. nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

     “Trading Price Condition” has the meaning specified in Section 4.01(a)(ii).
     “U.S.” means the United States of America.
     “Valuation Period” has the meaning specified in Section 4.04(c).
          Section 1.03. Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it herein and all terms defined in the Original Indenture (but not otherwise defined herein) have the meanings assigned to them therein;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting determinations shall be made in accordance with GAAP;
     (3) “or” is not exclusive and “including” means “including without limitation”;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Supplemental Indenture as a whole (including any Board Resolution or supplemental indenture relating to the relevant Series) and not to any particular Article, Section or other subdivision;
     (6) all exhibits are incorporated by reference herein and expressly made a part of this Indenture; and
     (7) any transaction or event shall be considered “permitted by” or made “in accordance with” or “in compliance with” this Indenture or any particular provision thereof if such transaction or event is not expressly prohibited by this Indenture or such provision, as the case may be.
ARTICLE II
THE SECURITIES
          Section 2.01. Title and Terms; Payments.
     There is hereby established pursuant to Sections 2.1 and 2.2 of the Original Indenture a series of Securities designated the “2.75% Convertible Senior Notes due 2018” in an initial aggregate principal amount to $275,000,000 (as increased by the aggregate principal amount of any Additional Notes issued pursuant to this section 2.01), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to this Indenture. The Notes shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No conversion or repurchase shall be permitted if it would result in the issuance of a Note with a minimum denomination of less than $2,000.

     The principal amount of Notes then outstanding shall be payable at Stated Maturity. The Notes shall bear interest at a rate of 2.75% per annum. Interest shall accrue from the initial issuance date of the Notes, and shall be payable semi-annually in arrears on June 15 and December 15 of each year, beginning December 15, 2011.
     The Company may, without the consent of the Holders of the Notes, hereafter issue additional notes (“Additional Notes”) under the Indenture with the same terms and with the same CUSIP numbers as the Notes issued on the date of this Supplemental Indenture (the “Initial Notes”) in an unlimited aggregate principal amount; provided that, no such Additional Notes may be issued unless they will be fungible with the Initial Notes for United States federal income tax and securities law purposes. Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes. Holders of such Additional Notes shall vote together with the Holders of the Notes as one class. The Form of Note, the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer shall be substantially as set forth in Exhibits A, B, C and D, respectively, hereto, which are incorporated into and shall be deemed a part of this Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.
     The Company shall pay the principal of and interest on any Global Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. The Company shall pay the principal of any Definitive Notes at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar for the Notes. Interest on any Definitive Notes shall be payable to Holders of Definitive Notes either by check mailed to each Holder at its address in the Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.
     Notwithstanding anything to the contrary in the Original Indenture, the provisions of the Original Indenture relating to the Service Agent shall not apply to the Notes.
          Section 2.02. Book-Entry Provisions for Global Notes.
     (a) The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary and (ii) delivered to the Trustee as custodian for the Depositary.

     (b) Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note and a successor depository is not appointed by the Company within 90 days of such notice, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depository is not appointed by the Company within 90 days of such cessation, or (iii) an Event of Default has occurred and is continuing. Definitive Notes shall not be otherwise issuable. For the avoidance of doubt, this Section 2.02 supersedes the provisions of Section 2.14.2 of the Original Indenture to the extent inconsistent therewith.
          Section 2.03. Reporting Requirement.
     The Company shall furnish to the Trustee within 15 days after the same is required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Any quarterly or annual report or other information, document or other report that the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act on the SEC’s EDGAR system (or any successor system thereto) shall be deemed furnished as of the time of such filing. The Trustee does not have the duty to review such information, documents or reports, is not considered to have notice of the content of such information, documents or reports and does not have a duty to verify the accuracy of such information, documents or reports. For the avoidance of doubt, this Section 2.03 supersedes the provisions of Section 4.2 of the Original Indenture.
ARTICLE III
FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON
          Section 3.01. Repurchase at Option of Holders Upon a Fundamental Change.
     (a) Generally. If a Fundamental Change occurs at any time, then each Holder of Notes shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Notes, or any portion of the principal amount thereof, that is equal to an integral multiple of $1,000, on a date specified by the Company that is not less than 20 Business Days after the date of and no later than the 35th Business Day following the date of delivery of the Fundamental Change Company Notice (such date, the “Fundamental Change Purchase Date”), at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon, including any Additional Interest, to, but not including, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if a Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Regular Record Date and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased pursuant to this Article 3 and shall not include any accrued and unpaid interest, including any

Additional Interest. The requirement for the Company to repurchase any Notes on the Fundamental Change Purchase Date shall be subject to Section 3.06.
     Repurchases of Notes under this Section 3.01 shall be made, at the option of the Holder thereof, upon:
(i)	delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Note as Exhibit C thereto, if the Notes are Definitive Notes, or in compliance with the Depositary’s procedures for tendering interests in Global Notes, if the Notes are not Definitive Notes, in each case prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date; and

(ii)	delivery of the Notes, in the case of Definitive Notes, to the Paying Agent appointed by the Company (together with all necessary endorsements for transfer), or book-entry transfer of the Notes, in compliance with the procedures of the Depositary, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.
     The Fundamental Change Purchase Notice in respect of any Notes to be repurchased shall state:
(i)	if such Notes are Definitive Notes, the certificate numbers of such Notes;

(ii)	the portion of the principal amount of such Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)	that such Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;
provided, however, that if such Notes are in global form, the Fundamental Change Purchase Notice must also comply with appropriate procedures of the Depositary.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03.
     Notwithstanding the foregoing, the Company shall not be required to repurchase the Notes in accordance with this Section 3.01 if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture and purchases all Notes validly tendered and not withdrawn under such fundamental change repurchase offer.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

     (b) Fundamental Change Company Notice. On or before the 20th day after the date on which Fundamental Change becomes effective, which Fundamental Change results in Holders of Notes having the right to cause the Company to repurchase their Notes (the “effective date”), the Company shall provide to all Holders of record of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the Repurchase right at the option of the Holders arising as a result thereof. Such notice shall be given pursuant to 11.2 of the Original Indenture, in the case of any Global Notes, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall issue a press release (and make the press release available on the Company’s website) and shall publish such press release through a public medium customary for such press releases.
     Each Fundamental Change Company Notice shall specify:
     (i) the events causing a Fundamental Change;
     (ii) the effective date of the Fundamental Change;
     (iii) whether such Fundamental Change is a Make-Whole Fundamental Change, in which case the adjustments in Section 4.06 shall be applicable;
     (iv) the last date on which a Holder of Notes may exercise the repurchase right pursuant to this Article 3;
     (v) the Fundamental Change Purchase Price;
     (vi) the Fundamental Change Purchase Date;
     (vii) if applicable, the name and address of the Paying Agent and the Conversion Agent;
     (viii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
     (ix) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the Indenture; and
     (x) the procedures that Holders must follow to require the Company to purchase their Notes.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

     (c) No Payment During Events of Default. There shall be no repurchase of any Notes pursuant to this Section 3.01 if there has occurred and is continuing an Event of Default with respect to the Notes where the payment of the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of the Notes). The Paying Agent shall promptly return to the respective Holders thereof any Definitive Notes held by it during the continuance of such an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price with respect to the Notes) and shall deem canceled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return and cancellation, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.
          Section 3.02. Effect of Fundamental Change Purchase Notice.
     Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.01 hereof, the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.03 hereof) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 3.01 hereof have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01 hereof.
          Section 3.03. Withdrawal of Fundamental Change Purchase Notice.
     A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the provisions of Section 3.02, specifying:
(i) if Definitive Notes have been issued, the certificate numbers of the withdrawn Notes;
(ii) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and
(iii) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of an integral multiple of $1,000;
provided, however, that if such Notes are in global form, the notice must also comply with appropriate procedures of the Depositary.
     The Paying Agent shall promptly return to the respective Holders thereof any Definitive Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.

          Section 3.04. Deposit of Fundamental Change Purchase Price.
     Prior to 11:00 a.m. (local time in The City of New York) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Purchase Date. If the Paying Agent holds money or securities sufficient to pay the Fundamental Change Purchase Price of the Notes on the Business Day following the Fundamental Change Purchase Date for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Supplemental Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Notes shall cease to be outstanding and interest (including any Additional Interest) shall cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest (including any Additional Interest) upon delivery or book-entry transfer of such Notes).
          Section 3.05. Notes Repurchased in Whole or in Part.
     Any Note that is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Definitive Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.
          Section 3.06. Covenant to Comply With Applicable Laws Upon Repurchase of Notes.
     In connection with any offer to repurchase Notes under Section 3.01 hereof, the Company shall, in each case if required, (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.
          Section 3.07. Repayment to the Company.
     To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to repurchase as of the Fundamental Change Purchase

Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.
ARTICLE IV
CONVERSION
          Section 4.01. Right to Convert.
          (a) Subject to and upon compliance with the provisions of this Supplemental Indenture, each Holder shall have the right, at such Holder’s option, to convert the principal amount of any such Notes, or any portion of such principal amount equal to an integral multiple of $1,000, at the Conversion Rate in effect on the Conversion Date for such Notes, (x) prior to the close of business on the Business Day immediately preceding March 15, 2018, only upon satisfaction of one or more of the conditions described in clauses (i) through (iv) below, and (y) on or after March 15, 2018, at any time prior to the close of business on the second Trading Day immediately preceding June 15, 2018 irrespective of the conditions described in clauses (i) through (iv) below:
          (i) Prior to the close of business on the Business Day immediately preceding March 15, 2018, a Holder may surrender all or a portion of its Notes for conversion in any fiscal quarter (and only during such fiscal quarter) after the fiscal quarter ending September 30, 2011 if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter exceeds 130% of the Conversion Price on the last day of such preceding fiscal quarter (such price, the “Conversion Trigger Price”). The Company, upon notification by the Trustee or the Conversion Agent that one or more Holders exercised their right to convert the Notes, or otherwise upon request by the Trustee, the Conversion Agent or any Holder, shall determine at the beginning of each fiscal quarter after the fiscal quarter ending September 30, 2011 whether the Notes are convertible as a result of the price of the Common Stock and the Conversion Trigger Price, and if the Company determines that the Notes are convertible in accordance with this Section 4.01(a)(i), the Company shall notify the Trustee and the Conversion Agent.
          (ii) Prior to the close of business on the Business Day immediately preceding March 15, 2018, a Holder may surrender Notes for conversion during the five Business Day period immediately after any five consecutive Trading Day period (the “measurement period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with the procedures set forth in this Section 4.01(a)(ii), for each Trading Day of such measurement period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day (the “Trading Price Condition”), subject to compliance with the procedures and conditions set forth in this Section 4.01(a)(ii) concerning the obligation to make a trading price determination, in which event the Trading Price Condition shall be met. The Company shall have no obligation to determine the Trading Price of the Notes in accordance with this Section 4.01(a)(ii) unless a Holder of Notes provides the Company and the Trustee with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. Promptly following receipt of such evidence, the Company shall determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until such Trading Day on which the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If, upon presentation of such reasonable evidence by the Holder, the Company does not so instruct the Trustee to obtain (or, if the Company does not obtain) bids when required, the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each day the Company fails to do so. If the Trading Price Condition has been met, the Company shall, as soon as practicable following the condition being met, so notify the Holders, the Trustee and the Conversion Agent and shall issue a press release and shall publish such press release through a public medium customary for such press releases (and make such press release available on the Company’s website). If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the holders of the Notes, the Trustee and the Conversion Agent by the same mechanism.
     (iii) Prior to the close of business on the Business Day immediately preceding March 15, 2018, if the Company elects to:
          (A) distribute to all or substantially all holders of Common Stock rights, options, or warrants entitling them for a period expiring within 45 calendar days after the record date for such distribution, to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution; or
          (B) distribute to all or substantially all holders of Common Stock, assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in each case, the Company shall notify the Holders of the Notes at least 40 Business Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender Notes for conversion at any time from, and including, the date the Company mails such notice until the earlier of the close of business on the second Trading Day immediately prior to such Ex-Dividend Date or the date of the Company’s announcement that such distribution shall not take place, even if the Notes are not otherwise convertible at such time. No Holder may exercise its right to convert its Notes under the provisions of this Section 4.01(a)(iii) if such Holder otherwise may participate in such distribution without conversion (based upon the Conversion Rate and upon the same terms as holders of the Common Stock).
     (iv) Prior to the close of business on the Business Day immediately preceding March 15, 2018, if a transaction or event that constitutes a Fundamental Change (but without regard to the exclusion of transactions involving Publicly Traded Securities in the paragraph following clause (4) of that definition) or a Make-Whole Fundamental Change occurs, Holders may surrender Notes for conversion at any time from and after the date which is 35 Business Days prior to the anticipated Effective Date of such transaction until the second Trading Day immediately preceding the Fundamental Change Purchase Date corresponding to such Fundamental Change (or, in the case of a Make-Whole Fundamental Change that does not constitute a Fundamental Change, the 25th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change). The Company shall notify Holders of the anticipated Effective Date of the Fundamental Change or Make-Whole Fundamental Change, as the case may be, as soon as practicable following the date the Company first determines the anticipated Effective Date of such Fundamental Change or Make-Whole Fundamental Change, as the case may be. The Company will use commercially reasonable efforts to make such determination in time to give such notice no later than 40 Business Days in advance of such anticipated Effective Date. Notwithstanding the foregoing, in no event will the Company be required to provide such notice to Holders and the Trustee before the earlier of such time as the Company publicly discloses or acknowledges the circumstances giving rise to such Fundamental Change or Make-Whole Fundamental Change, as the case may be, or is required to publicly disclose under applicable law or the rules of any stock exchange on which the Company’s equity is then listed the circumstance giving rise to such anticipated Fundamental Change or Make-Whole Fundamental Change, as the case may be. The Company shall update its notice promptly if the anticipated Effective Date subsequently changes.
     (b) From and after March 15, 2018, notwithstanding anything herein to the contrary, Notes may be converted at any time until the close of business on the second Scheduled Trading Day immediately preceding the Stated Maturity.
          Section 4.02. Conversion Procedures.
     (a) Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.
     (b) In order to exercise the conversion privilege with respect to any interest in a Global Note, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 4.03(d) and all transfer or similar taxes if required pursuant to Section 4.08, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. In order to exercise the conversion privilege with respect to any Definitive Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

     (i) complete and manually sign the conversion notice provided on the back of the Note (the “Conversion Notice”) or a facsimile of the Conversion Notice;
     (ii) deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;
     (iii) if required, furnish appropriate endorsements and transfer documents,
     (iv) if required, pay all transfer or similar taxes as set forth in Section 4.08, and
     (v) pay the funds, if any, required under Section 4.03(d).
     The date on which the Holder satisfies all of the applicable requirements set forth in this Section 4.02(b) is the “Conversion Date.” The Conversion Agent shall, as promptly as possible, and in any event within two (2) Business Days of the receipt thereof, provide the Company with notice of any conversion by a Holder of the Notes.
     (c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Notes surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.
     (d) In case any Notes of a denomination greater than $2,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.
     Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion immediately prior to the close of business on the relevant Conversion Date; provided, however, that the person in whose name the certificate or certificates for the number of shares of Common Stock, if any, that shall be issuable upon such conversion in respect of any Trading Day during an Cash Settlement Averaging Period, if applicable, shall become the holder of record of such shares of Common Stock as of the close of business on the last Trading Day of such Cash Settlement Averaging Period (or, if the Company elects to deliver the Settlement Amount solely in shares of Common Stock, on the Conversion Date).
     (e) Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.
     (f) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder’s option to require the Company to repurchase such Note may be converted only if such notice of exercise is withdrawn in accordance with Article 3 hereof and duly submitted such Note for conversion.
          Section 4.03. Settlement Upon Conversion.
     (a) Subject to this Section 4.03(a), upon any conversion of any Note, the Company shall deliver to converting Holders, in respect of each $1,000 principal amount of Notes being converted, solely cash, solely shares of Common Stock or a combination of cash and Common Stock (the “Settlement Amount”), at the Company’s election, as set forth in this Section 4.03(a).
     (i) All conversions on or after March 15, 2018 will be settled using the same settlement method.
     (ii) Prior to March 15, 2018, the Company will elect (or be deemed to have elected) the same settlement method for all conversions occurring on any given Conversion Date. Except for any conversions that occur on or after March 15, 2018, the Company need not elect the same settlement method with respect to conversions that occur on different Trading Days.
     (iii) If, in respect of any Conversion Date (or the period beginning on, and including, March 15, 2018, and ending on, and including, the second Scheduled Trading Day immediately preceding the Stated Maturity, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant settlement method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders no later than the second Business Day immediately following the relevant Conversion Date. Such Settlement Notice shall specify whether the Company shall satisfy its conversion obligation by (A) delivering solely shares of Common Stock, (B) paying solely cash or (C) paying and delivering, as the case may be, a combination of cash and shares of Common Stock. In the case of an election to pay and deliver, as the case may be, a combination of cash and shares of Common Stock, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Company does not deliver a Settlement Notice, the Company will be deemed to have elected to deliver solely shares of Common Stock in respect of its conversion obligation.
     (iv) The Settlement Amount in respect of any conversion of Notes shall be computed as follows:
     (A) if the Company elects to satisfy its conversion obligation in respect of such conversion by delivering solely Common Stock, the Company will deliver to the converting Holder a number of shares of Common Stock equal to (1)(i) the aggregate principal amount of Notes to be converted, divided by (ii) $1,000, multiplied by (2) the then-applicable Conversion Rate on the Conversion Date;
     (B) if the Company elects to satisfy its conversion obligation in respect of such conversion by paying solely cash, the Company shall pay to the converting Holder cash in an amount per $1,000 principal amount of Notes being converted equal to the sum of the Daily Conversion Values for each of the thirty consecutive Trading Days during the related Cash Settlement Averaging Period; and
     (C) if the Company elects to satisfy its conversion obligation in respect of such conversion by paying and delivering, as the case may be, a combination of cash and shares of Common Stock, if any, the Company shall pay and deliver to the converting Holder, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the thirty consecutive Trading Days during the related Cash Settlement Averaging Period.
     (b) The “Daily Settlement Amount,” for each of the 30 consecutive Trading Days during the Cash Settlement Averaging Period, shall consist of:
     (i) cash equal to the lesser of (i) the Daily Measurement Value for such Trading Day and (ii) the Daily Conversion Value for such Trading Day, and
     (ii) to the extent the Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value for such Trading Day, a number of shares of Common Stock equal to (x) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (y) the Daily VWAP of the Common Stock for such Trading Day.
     (c) Subject to Section 4.03(d), upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest or Additional Interest, if any, unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates, in which case such interest shall be paid on such Interest Payment Date to the Holders of record on such Regular Record Date.
     (d) Upon the conversion of any Notes, the Holder shall not be entitled to receive any additional cash payment for accrued and unpaid interest or Additional Interest, if any, except to the extent specified below. The Company’s delivery to the Holder of cash and, if applicable, Common Stock, together with any cash payment for any fractional share of Common Stock, into which a Note is convertible shall be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Notes so converted and accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted between close of business on a Regular Record Date for the payment of interest and the open of business on the next Interest Payment Date, Holders of such Notes at the close of business on such Regular Record Date shall receive the interest and Additional Interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest and Additional Interest, if any, payable on the next

Interest Payment Date on the Notes so converted; provided that no such payment need be made (i) for conversions following the Regular Record Date immediately preceding June 15, 2018, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.
     (e) The Company shall not issue fractional shares of Common Stock upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Notes, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on the Daily VWAP of its Common Stock on the relevant Conversion Date (if the Company elects to satisfy its conversion obligation solely in shares of Common Stock) and based on the Daily VWAP of the Common Stock on the last Trading Day of the relevant Cash Settlement Averaging Period (in the case of any other settlement method).
     (f) The Company shall, subject to the exceptions set forth in this Section 4.03(f), deliver the Settlement Amount in respect of any Notes that a Holder converts by the third Trading Day immediately following the last Trading Day of the Cash Settlement Averaging Period. However, (i) if the Company elects to satisfy its conversion obligation solely in shares of Common Stock or (ii) if prior to the Conversion Date for any converted Notes, the Common Stock has been replaced by Reference Property consisting solely of cash (pursuant to the provisions set forth in Section 4.04), the Company shall deliver the Settlement Amount due in respect of conversion on the tenth Business Day immediately following the relevant Conversion Date. Notwithstanding the foregoing, if any information required in order to calculate the Settlement Amount deliverable shall not be available as of the applicable settlement date, the Company shall deliver the additional shares of Common Stock resulting from that adjustment on the third Trading Day after the earliest Trading Day on which such calculation can be made.
     (g) The last full paragraph of Section 4.7 of the Original Indenture shall be deemed to apply to the Conversion Agent with references to “money” being deemed references to “money, securities or a combination thereof.”
          Section 4.04. Adjustment of Conversion Rate.
     The Conversion Rate shall be adjusted from time to time by the Company if any of the events set forth in this Section 4.04 occurs, without duplication, except that the Company shall not make any adjustment to the Conversion Rate if Holders of Notes participate, as a result of holding the Notes, in any of the transactions described under Section 4.04(a), Section 4.04(b), Section 4.04(c), Section 4.04(d) and Section 4.04(e), at the same time as holders of the Common Stock participate, without having to convert their Notes, as if such Holders held a number of shares of Common Stock equal to the Conversion Rate in effect for such Notes immediately prior to the Ex-Dividend Date for such event multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.
     Except as set forth in this Section 4.04 and in Sections 4.06 and 4.11, the Company shall not adjust the Conversion Rate.
     (a) If the Company, at any time or from time to time while any of the Notes are outstanding, issues solely shares of its Common Stock as a dividend or distribution on all or substantially all of its shares of Common Stock, or if the Company effects a share split or share combination on its Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

CR = CR0 x	OS

OS0
     where
     CR0 = The Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Business Day immediately following the effective date of such share split or share combination, as the case may be;
     CR = The Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Business Day immediately following the effective date of such share split or share combination, as the case may be;
     OS0 = The number of shares of Common Stock outstanding immediately prior to such dividend, distribution, share split or share combination, as the case may be; and
     OS = The number of shares of Common Stock outstanding immediately after such dividend, distribution, share split or share combination, as the case may be.
     Any adjustment made pursuant to this Section 4.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. As used in this Section 4.04(a), “effective date” means, in respect of any transaction, the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market (used to determine the Last Reported Sale Price), regular way, reflecting the transaction.
     (b) If the Company, at any time or from time to time while any of the Notes are outstanding, issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 45 calendar days from the record date for such distribution to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate shall be increased based on the following formula (provided that the Conversion Rate shall be readjusted to the extent that such rights, options or warrants are not exercised prior to their expiration or are not distributed):

CR = CR0 x	OS0 + X

OS0 + Y
     where
     CR0 = The Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
     CR = The Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;
     OS0 = The number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;
     X = The total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
     Y = The number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution.
     Any increase made under this Section 4.04(b) shall be made successively whenever any such rights, options, or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. To the extent such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred. For the purposes of this Section 4.04(b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such distribution, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on the exercise thereof, with the value of such consideration, if other than cash, as shall be determined by the Board of Directors.
     (c) If the Company, at any time or from time to time while the Notes are outstanding, distributes shares of any class of Capital Stock of the Company, evidences of its indebtedness or other assets or property to all or substantially all holders of the Common Stock of the Company, excluding:
     (i) dividends or distributions (including share splits) pursuant to Section 4.04(a) or Section 4.04(b);
     (ii) dividends or distributions paid exclusively in cash pursuant to Section 4.04(d); and
     (iii) Spin-Offs to which the provisions set forth in this Section 4.04(c) shall apply;
then the Conversion Rate shall be adjusted based on the following formula:

CR = CR0 x	SP0

SP0 — FMV
     where
     CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
     CR = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;
     SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
     FMV = the fair market value (as determined by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.
     Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     If the fair market value (as determined by the Board of Directors) of the shares of capital stock, evidences of indebtedness or other assets or property so distributed with respect to one share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution is equal to or greater than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Note shall have the right to receive on conversion in respect of each Note held by such Holder, in addition to the number of shares of Common Stock to which such Holder is entitled to receive, the amount and kind of securities and assets such Holder would have received had such Holder already owned a number of shares of Common Stock equal to the Conversion Rate immediately prior to the record date for the distribution of the securities or assets.
     With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR = CR0 x	FMV + MP0

MP0
     where
     CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;
     CR = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;
     FMV = the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such capital stock or similar equity interest were the Common Stock) over the first ten consecutive Trading Day period immediately following, and including, the Ex-Dividend Date of the Spin-Off (such period, the “Valuation Period”); and
     MP0 = the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.
     The adjustment to the Conversion Rate under the preceding paragraph of this Section 4.04(c) shall occur immediately after the open of business on the day after the last day of the Valuation Period, but shall be given effect as of the open of business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references within this Section 4.04(c) to 10 consecutive Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as shall elapse from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Cash Settlement Averaging Period. For purposes of determining the Conversion Rate, in respect of any conversion during the 10 consecutive Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within the portion of this Section 4.04(c) related to “Spin-Offs” to

10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date. If any such Spin-Off dividend or distribution is declared but not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (d) (i) If the Company makes or pays any cash dividend or distribution made to all or substantially all holders of Common Stock, the Conversion Rate shall be increased based on the following formula:

CR = CR0 x	SP0

SP0 — C
     where
     CR0 = The Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
     CR = The Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;
     SP0 = The average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
     C = The amount in cash per share the Company pays or distributes to holders of the Common Stock.
     In the case of an adjustment pursuant to this Section 4.04(d), such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for the relevant dividend or distribution. If any dividend or distribution described in this Section 4.04(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such distribution had not been declared.
     (e) If (i) the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock (subject to the tender offer rules under the Exchange Act then applicable), and (ii) the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR = CR0	X	AC + (SP x OS) OS0 x SP
     where
     CR0 = the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;
     CR = the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;
     AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;
     OS0 = the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);
     OS = the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender or exchange offer); and
     SP = the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.
     The adjustment to the Conversion Rate under this Section 4.04(e) shall be given effect at the open of business on the Trading Day next succeeding the Expiration Date. If the Trading Day next succeeding the Expiration Date is less than 10 consecutive Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references in this Section 4.04(e) to 10 consecutive Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as shall elapse from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Cash Settlement Averaging Period. For purposes of determining the Conversion Rate, in respect of any conversion during the 10 consecutive Trading Days commencing on the Trading Day next succeeding the Expiration Date, references in this Section 4.04(e) to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date.
     (f) The Company is permitted (but not required) to increase the Conversion Rate by any amount for a period of time of at least 20 Business Days if the Board of Directors determines that such increase would be in the best interests of the Company. The Company shall not take any action that would result in adjustment of the Conversion Rate, in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of the Common Stock.

     (g) The Company may (but shall not be required to) increase the Conversion Rate, in addition to any adjustments pursuant to Section 4.04(a), 4.04(b), 4.04(c), 4.04(d), 4.04(e) or 4.04(f), to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
     (h) Adjustments to the Conversion Rate shall be calculated to the nearest one ten-thousandth of a share. No adjustment to the Conversion Rate shall be required to be made for the Company’s issuance of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right, option or warrant to purchase shares of Common Stock or such convertible or exchangeable securities, other than as provided in this Section 4.04 and in Section 4.11 hereof.
     (i) Whenever the Conversion Rate is adjusted as provided in this Section 4.04, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. As soon as practicable following the adjustment, the Company shall notify the Holders of the Notes of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective, and will issue a press release containing the relevant information (and make such press release available on the Company’s website). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (j) For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     (k) Notwithstanding anything to the contrary in this Article 4, no adjustment to the Conversion Rate shall be made:
     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
     (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Initial Notes were first issued;

     (iv) for a change in the par value of the Common Stock; or
     (v) for accrued and unpaid interest and Additional Interest, if any, on the Notes.
     (l) The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward and take into account in any future adjustment any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) upon any Conversion Date of Notes and (ii) on each Trading Day of any Cash Settlement Averaging Period, if applicable.
     (m) If:
     (i) the Company elects to satisfy its conversion obligation through delivery of a combination of cash and Common Stock, and shares of Common Stock are deliverable to settle the Daily Settlement Amount for a given Trading Day within the Cash Settlement Averaging Period applicable to Notes that a Holder has converted;
     (ii) any distribution or transaction described in Section 4.04(a), Section 4.04(b), Section 4.04(c), Section 4.04(d) or Section 4.04(e) has not yet resulted in an adjustment to the Conversion Rate on the Trading Day in question; and
     (iii) the shares the Holder shall receive in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because they were not held by such Holder on a related record date or otherwise);
then the Company shall adjust the number of shares that it delivers to the Holder in respect of the relevant Trading Day to reflect the relevant distribution or transaction.
     (n) If:
     (i) the Company elects to satisfy the conversion obligation solely in shares of Common Stock;
     (ii) any event that requires an adjustment to the Conversion Rate in Section 4.04(a), Section 4.04(b), Section 4.04(c), Section 4.04(d) or Section 4.04(e) made prior to the settlement date has not resulted in an adjustment to the Conversion Rate as of the Conversion Date; and
     (iii) the shares of Common Stock the converting Holder will receive on settlement are not entitled to participate in the distribution or transaction giving rise to such adjustment event because such shares were not held by such Holder on the record date for such distribution or transaction or otherwise;
then the Company shall adjust the number of shares of Common Stock deliverable to reflect the relevant distribution or transaction.

     Notwithstanding anything in this Section 4.04, if (i) a Conversion Rate adjustment pursuant to this Section 4.04 becomes effective on any Ex-Dividend Date as described above and (ii) a Holder converting its Notes on or after such Ex-Dividend Date and on or prior to the close of business on the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date as described in Section 4.02 based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for any Holder converting Notes on or after such Ex-Dividend Date and on or prior to the close of business on the related record date. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
          Section 4.05. Exchange in Lieu of Conversion.
     When a Holder surrenders its Notes for conversion, the Company may, at its election, direct the Conversion Agent to surrender, on or prior to the second Business Day following the relevant Conversion Date, such Notes to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion for exchange in lieu of conversion, the Designated Institution must agree to timely deliver to the Conversion Agent for delivery to the Holder, in exchange for such Notes, the shares of Common Stock, cash or any combination thereof that would otherwise be due upon conversion pursuant to Section 4.02 and in respect of which the Company has notified converting Holders. If the Company makes the election provided for in this Section 4.05, the Company shall, by the close of business on the second Business Day following the relevant Conversion Date notify the Holder surrendering its Notes for conversion that the Company has made such election. In addition, the Company shall concurrently notify the Designated Institution of the method of settlement that the Company has elected with respect to such conversion and the relevant deadline for delivery of the consideration due upon conversion. Any Notes exchanged by the Designated Institution will remain outstanding.
     If the Designated Institution agrees to accept any Notes for exchange but does not timely deliver the related consideration due upon conversion to the Conversion Agent, or if the Designated Institution does not accept such Notes for exchange, the Company shall, as promptly as practical thereafter, convert such Notes into cash, shares of Common Stock or any combination thereof, as applicable in accordance with the provisions of Section 4.02
     For the avoidance of doubt, in no event will the Company’s designation of a Designated Institution pursuant to this Section 4.05 require the Designated Institution to accept any Notes for exchange.
          Section 4.06. Adjustments Upon Certain Fundamental Changes.
     (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change at any time from, and including the Effective Date (as defined below) of such Make-Whole Fundamental Change to, and including the Business Day immediately preceding the related Fundamental Change Purchase Date, or if a Make-Whole Fundamental Change does not also constitute a

Fundamental Change, the 25th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change, the Company shall increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as set forth in this Section 4.06.
     (b) The number of Additional Shares, if any, shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid or deemed paid per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of the Common Stock. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock on each of the five consecutive Trading Day periods ending on the Trading Day immediately preceding the Effective Date.
     The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case, if the Stock Price is:
     (i) between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.
     (ii) greater than $120.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (c) below), no Additional Shares shall be added to the Conversion Rate.
     (iii) less than $23.00 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (c) below), no Additional Shares shall be added to the Conversion Rate.
     Notwithstanding the foregoing, in no event shall the Conversion Rate, as increased by any Additional Shares applicable, exceed 43.4782 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustments in the same manner and for the same events as the Conversion Rate as set forth in Section 4.04.
     (c) The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and for the same events as the Conversion Rate as set forth in Section 4.04.
     (d) The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change by issuing a press release (and make the press release available on the Company’s website) announcing such Effective Date as soon as practicable after the Company first determines the anticipated Effective Date of such Make-Whole Fundamental Change. The Company will use commercially reasonable efforts to make such determination in time to deliver such notice no later than 40 Business Days in advance of such anticipated Effective Date, and will update the notice promptly if the anticipated Effective Date subsequently changes. Notwithstanding the foregoing, in no event will the Company be required to provide such notice to the Holders and the Trustee before the earlier of such time as the Company publicly discloses or acknowledges the circumstances giving rise to such Make-Whole Fundamental Change or is required to publicly disclose under applicable law or the rules of any stock exchange on which the Company’s equity is then listed the circumstances giving rise to such anticipated Make-Whole Fundamental Change.
          Section 4.07. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.
     (a) If any of the following events occur:
     (i) any reclassification of the Common Stock;
     (ii) a consolidation, merger, combination or binding share exchange involving the Company; or
     (iii) a sale or conveyance to another Person of all or substantially all of the Company’s property and assets;
(any event as set forth in clauses (i), (ii), or (iii) above a “Merger Event”) in each case, in which holders of the Common Stock would be entitled to receive cash, securities or other property for their shares of the Common Stock (“Reference Property”), the Holders shall be entitled thereafter to convert their Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of the Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction; provided, however, that at and after the effective time of the Merger Event the Settlement Amount shall be calculated and settled in accordance with Section 4.03 (including the Company’s right to elect a settlement method as described therein) such that (i) any amount payable in cash upon conversion of the Notes as set forth under Section 4.03 shall continue to be payable as set forth in Section 4.03, (ii) the number of shares of Common Stock deliverable upon conversion of the Notes under Section 4.03, if any, shall be instead deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (iii) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have been entitled to receive in such Merger Event.
     If, as a result of the Merger Event, each share of Common Stock is converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (x) the Reference Property into which the Notes shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (y) the unit of Reference Property for purposes of this Section 4.07 shall refer to the consideration referred to in clause (x) attributable to one share of Common Stock. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made.
     (b) The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 4.07.
          Section 4.08. Taxes on Shares Issued.
     The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder of such Notes has requested that shares of Common Stock be issued in a name other than that of the Holder of the Notes converted, then such taxes shall be paid by the Holder, and the Company shall not be required to issue or deliver any stock certificate evidencing such shares unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. Nothing herein shall preclude any tax withholding required by law or regulations.
          Section 4.09. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock.
     The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be converted by a single Holder).
     The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).
          Section 4.10. Responsibility of Trustee.
     The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.
          Section 4.11. Stockholder Rights Plan.
     Each share of Common Stock issued upon conversion of Notes pursuant to this Article 4 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of the Common Stock, shares of the Company’s capital stock, evidences of indebtedness or other assets or property as set forth in Section 4.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
ARTICLE V
REMEDIES
          Section 5.01. Events of Default.
     The Notes shall not be subject to Section 6.1 of the Original Indenture. In lieu thereof, the Notes shall be subject to the following provisions of this Section 5.01.
     An “Event of Default” on the Notes occurs if, voluntarily or involuntarily, whether by operation of law or otherwise, any of the following shall occur:
     (a) default in the payment in respect of the principal of any Note at its maturity upon required repurchase, upon declaration of acceleration or otherwise;
     (b) default in the payment of any interest (including Additional Interest, if any) upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;
     (c) default in the performance, or breach, of any covenant or agreement of the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (a), (b), (f) or (g) of this Section 5.01), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes;
     (d) a default or defaults under any bonds, debentures, notes or other evidences of indebtedness (other than the Notes and, for the avoidance of doubt, with full recourse to the obligor) by the Company or any Subsidiary that is a Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) having, individually or in the aggregate, a principal or similar amount outstanding of at least $50.0 million, whether such indebtedness now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such indebtedness prior to its express maturity or shall constitute a failure to pay at least $50.0 million of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto;
     (e) the entry against the Company or any Subsidiary that is a Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $50.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;
     (f) the failure by the Company to comply with the obligation to convert the Notes into Common Stock, cash or a combination of cash and Common Stock, as applicable, in accordance with Article 4 hereof upon exercise of a Holder’s conversion right and such failure continues for 5 Business Days;
     (g) failure by the Company to provide a Fundamental Change Company Notice pursuant to Section 3.01(b) when due if such failure continues for 5 Business Days;
     (h) the Company or any Subsidiary that is a Significant Subsidiary (or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:
     (i) commences a voluntary case,
     (ii) consents to the entry of an order for relief against it in an involuntary case,
     (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or
     (iv) makes a general assignment for the benefit of its creditors;
     (v) generally is unable to pay its debts as the same become due; or
     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company or any Subsidiary that is a Significant Subsidiary (or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary case,
     (ii) appoints a Custodian of the Company or any Significant Subsidiary (or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary) or a Custodian for all or substantially all of the property of the Company, or

     (iii) orders the liquidation of the Company or any Significant Subsidiary (or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary), and the order or decree remains unstayed and in effect for 60 days.
     The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
     The Company is required to deliver to the Trustee, with 30 days after the occurrence thereof, written notice of any events which would constitute a Default, the status of such events and the actions the Company is taking or proposes to take in respect therof.
          Section 5.02. Additional Interest.
     Notwithstanding anything in this Indenture or in the Notes to the contrary, if the Company so elects, the sole remedy of Holders for an Event of Default relating to any obligation either to file reports as required under Section 314(a) of the Trust Indenture Act, or Section 2.03 of this Supplemental Indenture, shall, for the first 365 days after the occurrence of such an Event of Default (which will be the 60th day after written notice is provided to the Company in accordance with Section 5.01(c)), consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to (x) 0.25% of the outstanding principal amount of the Notes for the first 180 days an Event of Default is continuing in such 365-day period and (y) 0.50% of the outstanding principal amount of the Notes for the remaining 185 days an Event of Default is continuing in such 365-day period. Additional Interest shall be payable in arrears on each Interest Payment Date following the occurrence of such Event of Default in the same manner as regular interest on the Notes. The Company may elect to pay Additional Interest as the sole remedy under this Section 5.02 by giving notice to the Holders, the Trustee and Paying Agent of such election on or before the close of business on the 5th Business Day after the date on which such Event of Default otherwise would occur. If the Company fails to timely give such notice or pay Additional Interest, the Notes shall be immediately subject to acceleration as provided in Section 5.03. On the 366th day after such Event of Default (if such violation is not cured or waived prior to such 366th day), the Notes shall be subject to acceleration as provided in Section 5.03. This Section 5.02 shall not affect the rights of the Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest upon an Event of Default in accordance with this Section 5.02, the Notes shall be subject to acceleration as provided in Section 5.03. Whenever in the Original Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Additional Interest” provided for in this Section 5.02 to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of such sections, and express mention of the payment of Additional Interest (if applicable) in any provision shall not be construed as excluding Additional Interest in those provisions where such express mention is not made.
          Section 5.03. Acceleration.
     If an Event of Default occurs and is continuing, then, and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all of the

Notes then outstanding (treated as one class) by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal of all of the Notes then outstanding, and the interest accrued thereon, including any Additional Interest, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable. If an Event of Default described in clause Section 5.01(h) or (i) occurs and is continuing, then the principal amount of all the Notes then outstanding, and the interest accrued thereon, including any Additional Interest, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all past Defaults or Events of Default with respect to the Notes (other than a Default or an Event of Default resulting from (i) nonpayment of principal or interest, including any Additional Interest, (ii) failure to repurchase any Notes when required upon a Fundamental Change or (iii) a failure to deliver, upon conversion, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, due upon conversion) and rescind any such acceleration with respect to the Notes and its consequences if (A) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, other than the nonpayment of the principal of and interest, including any Additional Interest, on the Notes that have become due solely by such declaration of acceleration have been cured or waived.
     For the avoidance of doubt, this Section 5.03 supersedes the provisions of Section 6.2 and Section 6.13 of the Original Indenture.
ARTICLE VI
SATISFACTION AND DISCHARGE
          Section 6.01. Satisfaction and Discharge of the Supplemental Indenture.
     (a) The satisfaction and discharge provisions set forth in this Section 6.01 shall, with respect to the Notes, supersede in their entirety those in Section 8.1 of the Original Indenture, and all references in the Original Indenture to Section 8.1 thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 6.01 and the satisfaction and discharge provisions set forth in this Section 6.01, respectively. When (i) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at Stated Maturity for the payment of the principal amount thereof, on any Fundamental Change Purchase Date or following the last day of the applicable Cash Settlement Averaging Period upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash funds and shares of Common Stock, as applicable, sufficient to pay all amounts due (and shares of Common Stock deliverable following conversion, if applicable) on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Supplemental Indenture shall cease to be of further effect (except as to (A) rights hereunder of Holders of the Notes to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (B) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 7.2(b) of the Original Indenture and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Supplemental Indenture or the Notes.
ARTICLE VII
SUPPLEMENTAL INDENTURES
          Section 7.01. Amendments or Supplements Without Consent of Holders.
     (a) The provisions set forth in this Section 7.01 shall, with respect to the Notes, supersede in their entirety those in Section 9.1 of the Original Indenture. The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder of the Notes:
     (i) to cure any ambiguity, inconsistency or omission in this Indenture or the Notes in a manner that does not adversely affect the rights of any Holder;
     (ii) to cure any defect or error in the Indenture or the Notes or to conform the terms of the Indenture or the Notes to the description thereof in the Prospectus;
     (iii) to provide for the assumption by a successor Company of the obligations of the Company under this Indenture as provided in Article 5 of the Original Indenture;
     (iv) to add guarantees with respect to the Notes;
     (v) to secure the Notes;
     (vi) to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Noteholders or surrender any right or power conferred upon the Company;
     (vii) to make any change that does not materially adversely affect the rights of any holder of Notes;

     (viii) to appoint a successor Trustee with respect to the Notes; or
     (ix) to comply with any requirements of the Trust Indenture Act.
          Section 7.02. Amendments or Supplements With Consent of Holders.
     The provisions set forth in this Section 7.02 shall, with respect to the Notes, supersede in their entirety those in Section 9.3 of the Original Indenture. Without the consent of each Holder of an outstanding Note affected thereby, no amendment may:
     (a) reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment of the Indenture or to waive any past Event of Default;
     (b) reduce the rate of or extend the stated time for payment of interest, including any Additional Interest, on any Note;
     (c) reduce the principal amount or extend the Stated Maturity of any Note;
     (d) make any change that impairs or otherwise adversely affects the conversion rights of any Notes;
     (e) reduce any repurchase price or the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
     (f) make any Note payable in a currency other than that stated in the Note;
     (g) change the ranking of the Notes;
     (h) impair the right of any Holder to receive payment of principal of and interest, including any Additional Interest, on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or
     (i) make any change in the amendment or waiver provisions of the Indenture.
          Section 7.03. Notice of Amendment or Supplement.
     After any amendment or supplement to the Indenture or the Notes becomes effective, the Company shall provide to Holders, pursuant to the procedures set forth in Section 11.2 of the Original Indenture, a notice briefly describing such amendment or supplement and shall make such notice available on the Company’s website, provided that any failure to give such notice to all the Holders, or any defect in such notice, shall not impair or affect the validity of such amendment or supplement.

ARTICLE VIII
          INAPPLICABLE PROVISIONS OF THE ORIGINAL INDENTURE
          Section 8.01. Redemption.
     The provisions of Article 3 of the Original Indenture shall not apply to the Notes.
          Section 8.02. Legend.
     The provisions of Section 2.14.3 of the Original Indenture shall not apply to the Notes. Instead, any Global Note shall bear the legend set forth in the Exhibit A hereto.
          Section 8.03. Legal Defeasance and Covenant Defeasance.
     The provisions of Section 8.3 and Section 8.4 of the Original Indenture shall not apply to the Notes.
          Section 8.04. Subordination.
     The provisions of Section 8.6 and Article 10 of the Original Indenture shall not apply to the Notes.
          Section 8.05. Securities in a Foreign Currency.
     The provisions of Section 11.15 and Article 10 of the Original Indenture shall not apply to the Notes.
          Section 8.06. Sinking Funds.
     The provisions of Article 12 of the Original Indenture shall not apply to the Notes.
          Section 8.07. When Company May Merge.
     The provisions of Section 5.1 of the Original Indenture shall be hereby amended with respect to the Notes by deleting the following words in the first paragraph thereof: “and may not permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company,”.
ARTICLE IX

MISCELLANEOUS
          Section 9.01. Governing Law.
     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SUPPLEMENTAL INDENTURE AND EACH OF THE NOTES.

          Section 9.02. Payments on Business Days.
     If any Interest Payment Date or the Stated Maturity of the Notes or any Fundamental Change Purchase Date would fall on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day and no interest on such payment shall accrue in respect of the delay.
          Section 9.03. No Security Interest Created.
     Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
          Section 9.04. Trust Indenture Act.
     This Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof or the Original Indenture that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.
          Section 9.05. Benefits of Indenture.
     Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.
          Section 9.06. Calculations.
     Except as otherwise expressly provided in this Supplemental Indenture, the Company shall be responsible for making all calculations called for under this Supplemental Indenture and the Notes. These calculations include, but are not limited to, determinations of any Last Reported Sale Price of the Common Stock, accrued interest payable on the Notes and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if different than the Trustee), and each of the Trustee and Conversion Agent (if different than the Trustee) is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company. Neither the Trustee nor the Conversion Agent shall be responsible for making any calculations for determining amounts to be paid or for monitoring any stock price.
          Section 9.07. Table of Contents, Headings, Etc.
     The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
          Section 9.08. Execution in Counterparts.
     This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
          Section 9.09. Severability.
     In the event any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
[Remainder of the page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

BROOKDALE SENIOR LIVING INC.
By:	/s/ T. Andrew Smith
	Name:	T. Andrew Smith
	Title:	Executive Vice President, General Counsel and Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee
By:	/s/ David H. Brill
	Name:	David H. Brill
	Title:	General Counsel and Secretary

SCHEDULE A
     The following table sets forth the numbers of Additional Shares to be received per $1,000 principal amount of Notes pursuant to Section 4.06 of this Supplemental Indenture based on hypothetical Stock Prices and Effective Dates, subject to adjustment as provided herein.

	Stock Price
Effective Date	$23.00	$25.00	$27.50	$29.33	$32.50	$35.00	$40.00	$45.00	$50.00	$60.00	$75.00	$90.00	$105.00	$120.00
June 14, 2011	9.3776	8.2049	6.8930	6.1417	5.1347	4.5292	3.6421	3.0294	2.5819	1.9870	1.4445	1.0984	0.8567	0.6787
June 15, 2012	9.3776	8.1254	6.7169	5.9197	4.8693	4.2490	3.3628	2.7688	2.3451	1.7914	1.3020	0.9926	0.7769	0.6174
June 15, 2013	9.3776	8.0444	6.5131	5.6587	4.5515	3.9133	3.0281	2.4573	2.0632	1.5651	1.1385	0.8703	0.6838	0.5455
June 15, 2014	9.3776	7.9071	6.2296	5.3093	4.1420	3.4888	2.6167	2.0828	1.7299	1.3059	0.9513	0.7304	0.5760	0.4612
June 15, 2015	9.3776	7.6443	5.8012	4.8098	3.5886	2.9318	2.1022	1.6318	1.3390	1.0123	0.7415	0.5722	0.4530	0.3638
June 15, 2016	9.3776	7.1808	5.1398	4.0742	2.8198	2.1889	1.4633	1.1016	0.9034	0.6906	0.5118	0.3971	0.3154	0.2541
June 15, 2017	9.3776	6.3459	4.0355	2.8963	1.6850	1.1673	0.6947	0.5258	0.4469	0.3532	0.2649	0.2062	0.1642	0.1326
June 15, 2018	9.3776	5.8994	2.2630	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Sc. A - 1

EXHIBIT A
[FORM OF FACE OF NOTE]
     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Ex. A - 1

BROOKDALE SENIOR LIVING INC.
2.75% Convertible Senior Note due 2018

No. [ ]	Initially $[ ]
CUSIP No. 112463 AA2
     Brookdale Senior Living Inc., a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns, [     ] ($[     ]) (or such lesser principal amount as shall be specified in the “Schedule of Exchanges of Securities”) on June 15, 2018 unless earlier converted or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture.
     Interest Payment Dates: June 15 and December 15, commencing December 15, 2011.
     Regular Record Dates: June 1 and December 1.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
[Remainder of page intentionally left blank]

Ex. A - 2

     IN WITNESS WHEREOF, BROOKDALE SENIOR LIVING INC. has caused this instrument to be signed manually or by facsimile by its duly authorized officers.
Dated:

BROOKDALE SENIOR LIVING INC.
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.
Dated:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee
By:
Name:
Title:

Ex. A - 3

[FORM OF REVERSE OF NOTE]
BROOKDALE SENIOR LIVING INC.
2.75% Convertible Senior Note due 2018
     This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture dated as of June 14, 2011, as amended and supplemented from time to time in accordance with the terms thereof (herein called the “Original Indenture”) and as further supplemented by the Supplemental Indenture dated as of June 14, 2011 (herein called the “Supplemental Indenture” and the Original Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and American Stock Transfer & Trust Company, LLC, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Additional Notes may be issued in an unlimited aggregate principal amount, subject to conditions specified in the Indenture.
     1. INTEREST
          This Note shall bear interest at a rate of 2.75% per annum from June 14, 2011 or from the most recent date to which interest had been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid. Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing on December 15, 2011, to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest. Additional Interest shall be payable at the option of the Company on the terms set forth in Section 5.02 of the within-mentioned Supplemental Indenture.
          The Company shall pay interest on overdue principal, and, to the extent lawful, on overdue interest, in each case at a rate of 2.75% per annum. Interest not paid when due and any interest on principal or interest not paid when due will be paid to Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
     2. MATURITY DATE
          The Notes shall mature on June 15, 2018.
     3. METHOD OF PAYMENT
          The Company shall pay the principal of and interest on any Global Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. The Company shall pay the principal of any Definitive Notes at the office or agency designated by the Company for that purpose. The Company has initially designated the

Ex. A - 4

Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar for the Notes. Interest on any Definitive Notes shall be payable to Holders of Definitive Notes either by check mailed to each Holder at its address in the Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.
          As provided in and subject to the provisions of the Indenture, the Company shall make all payments and deliveries in respect of the Fundamental Change Purchase Price and the principal amount on the Stated Maturity thereof, as the case may be, to the holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     4. PAYING AGENT, REGISTRAR, CONVERSION AGENT.
          Initially, American Stock Transfer & Trust Company, LLC shall act as Paying Agent, Registrar and Conversion Agent. The Company may change the Paying Agent, Registrar or Conversion Agent without prior notice.
     5. NO REDEMPTION
          This Note is not subject to redemption at the option of the Company and, for the avoidance of doubt, this Note is not subject to the provisions of Article 3 of the Original Indenture.
     6. FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON
          Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.
     7. CONVERSION
          As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during periods and upon the occurrence of conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding June 15, 2018, to convert this Note or a portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or any combination thereof at the Conversion Rate specified in the Indenture as adjusted from time to time as provided in the Indenture.
     8. SATISFACTION AND DISCHARGE

Ex. A - 5

          The provisions in Section 6.01 of the Supplemental Indenture supersede the entirety of Section 8.1 of the Original Indenture with respect to this Note.
     9. DENOMINATIONS, TRANSFER, EXCHANGE
          As provided in the Indenture and subject to limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.
          The Notes are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. No conversion or repurchase shall be permitted if it would result in the issuance of a Note with a minimum denomination of less than $2,000.
          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     10. DEFAULTS AND REMEDIES
          As provided in and subject to the provisions of the Indenture, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared due and payable, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture; provided that upon the occurrence of an Event of Default specified in Section 5.01(h) or (i) of the Supplemental Indenture, the principal amount of, and interest on, all the Notes shall automatically become due and payable.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the time, place and rate, and in the coin and currency, herein prescribed.
     11. AMENDMENT, SUPPLEMENT AND WAIVER
          The Indenture permits, with exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in

Ex. A - 6

principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
12. PERSONS DEEMED OWNERS
          The Holder of a Note may be treated as the owner of it for all purposes.
     13. DEFINITIONS
          All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     14. AUTHENTICATION
          Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     15. INDENTURE TO CONTROL; GOVERNING LAW
          In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control. This Note, for all purposes, shall be governed by and construed in accordance with the laws of the State of New York.
     16. ABBREVIATIONS
          The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= as joint tenants with right of Survivorship and not as tenants in common), UGMA (= Uniform Gifts to Minors Act), CUST (= Custodian).
          Additional abbreviations may also be used though not in the above list.

Ex. A - 7

EXHIBIT B
[FORM OF NOTICE OF CONVERSION]
To: Brookdale Senior Living Inc.
     The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is $1,000 or an integral multiple hereof) below designated, into cash, shares of Common Stock or any combination thereof, in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any payment for fractional shares of Common Stock, and any Notes representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. Subject to exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
     Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Date:	Your Signature:
(Sign exactly as your name appears on the
other side of this Security)

*Signature guaranteed by:
By: ________________________________________

*	This signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Ex. B - 1

Signature Guarantee
Fill in for registration of any shares of Common Stock and Notes if to be issued otherwise than to the registered Holder.

Agent to transfer this Security on the books of the Company. The Agent may substitute another to act for him or her.

(Name)

(Address)

Please print Name and Address (including zip code number)

Social Security or other Taxpayer Identifying Number

Ex. B - 2

EXHIBIT C
[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]
To: Brookdale Senior Living Inc.
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Brookdale Senior Living Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Purchase Date.
     In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:
Dated:

Signature(s)
Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
     Social Security or Other Taxpayer Identification Number
Principal amount to be repurchased (in an integral multiple of $1,000, if less than all):
     $__________, 000
NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Ex. C - 1

EXHIBIT D
[FORM OF ASSIGNMENT AND TRANSFER]
     For value received            hereby sell(s), assign(s) and transfer(s) unto (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints          to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on the
other side of this Security)

*Signature guaranteed by:
By: ________________________________________

*	This signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Ex. D - 1